SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2007
BUILDERS FIRSTSOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51357	52-2084569

(State or other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 880-3500
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
Amended and Restated Bylaws
2007 Form of 2005 Equity Incentive Plan Nonqualified Stock Option Agreement for Employee Directors

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Officer Bonuses
     On February 27, 2007, the Board of Directors (the “Board”) of Builders FirstSource, Inc. (the “Company”) approved the 2007 base salaries and cash incentive bonus opportunities for the Company’s executive officers under the Management Incentive Plan. The 2007 base salaries for the executive officers did not change from the base salaries in 2006.
     Under the Management Incentive Plan, executive officers may earn annual cash incentive bonuses based on the Company’s achievement of performance goals related to one or more pre-established performance criteria, as described in the Company’s Current Report on Form 8-K filed on February 17, 2006. For 2007, the selected performance criteria are return on tangible net assets, operating cash flow and percentage increase in operating income. In addition, a percentage of each cash incentive bonus is discretionary and based upon an individual performance and development review.
     The Board approved target bonus amounts for 2007 as a percentage of base salary for each of the named executive officers of the Company as follows:

Name and Title	Target (%) Bonus
Floyd F. Sherman, Chief Executive Officer	100%
Kevin P. O’Meara, President and Chief Operating Officer	100%
Charles L. Horn, Senior Vice President and Chief Financial Officer	100%
Donald F. McAleenan, Senior Vice President and General Counsel	100%
Fred B. Schenkel, Vice President of Manufacturing	90%
     Depending on the level of achievement of the performance criteria, the actual amounts of incentive bonuses earned by the executive officers could exceed the target bonus amounts or could be as little as zero. The Board does not anticipate that any annual payment made to an executive officer under the Management Incentive Plan would exceed an amount equal to 250% of the annual base salary of such executive officer.
Option Award
     On February 27, 2007, the Board approved a grant of 330,000 non-qualified options to purchase the Company’s common stock (the “Common Stock”) to Mr. Sherman. The options vest 50% on each of the first two anniversaries of the grant date, expire after 10 years, and may be exercised until 60 days following the later of the termination of his continuous service to the Company as either an employee or a director.
     A copy of the form of non-qualified stock option agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On February 27, 2007, the Board adopted amendments to the Amended and Restated By-Laws of the Company (the “By-Laws”), which amended Article V, Section 1, and Article V, Section 4 in their entirety. The changes effected by the adoption of the By-Laws permit the Company to issue, register and transfer non-certificated shares upon determination by the Board. The Board has approved the issuance of non-certificated shares representing interests of the Company in order to facilitate the issuance and registration of shares utilizing the Direct Registration System and the Profile Modification System of the Depository Trust Company. The amendment took effect upon adoption by the Board.
     A copy of the By-Laws, as amended and restated, is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01	— FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
See Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
	By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
Date: March 5, 2007	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.2	Amended and Restated By-Laws of Builders FirstSource, Inc.

10.1	2007 Form of Builders FirstSource, Inc. 2005 Equity Incentive Plan Nonqualified Stock Option Agreement for Employee Directors